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                       Securities and Exchange Commission
                             Washington, D.C. 20549
                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 17, 1996


                          HEALTHCARE ACQUISITION CORP.


             (Exact name of registrant as specified in its charter)

                 Delaware                                 65-0572565                            0-26538
(State or other jurisdiction of incorporation)       (I.R.S. Identification No.)        (Commission File No.)




      200 East Broward Blvd., P.O. Box 1900                                                      33301
      Fort Lauderdale, Florida                                                                  (Zip Code)
(Address of principal executive office)


       Registrant's telephone number, including area code: (954) 761-2908


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ITEM 5.  OTHER EVENTS

         On October 17, 1996, Healthcare Acquisition Corp. ("Registrant") and Encore Orthopedics, Inc., a Texas corporation ("Encore"), announced that they had entered into a letter of intent dated October 11, 1996 ("Letter of Intent") with respect to the proposed merger of a subsidiary to be formed by Registrant with and into Encore, with Encore being the surviving corporation and becoming a wholly-owned subsidiary of the Registrant.

         A copy of the Letter of Intent is attached as an exhibit to this Report on Form 8-K and is hereby incorporated by this reference. The consummation of the transactions contemplated by the Letter of Intent is subject, among other conditions, to the execution and delivery by the Registrant and Encore of a definitive merger agreement ("Definitive Merger Agreement"). The Definitive Merger Agreement may contain terms and conditions for the proposed transactions that are in addition to or are different from the terms and conditions set forth in the Letter of Intent. The consummation of the transactions contemplated by the Definitive Merger Agreement will also be subject to the prior approval of the stockholders of the Registrant and Encore.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      The following documents are filed herewith as exhibits:

                  2.1      Letter of Intent dated October 11, 1996

                  99.1     Press Release dated October 17, 1996





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               HEALTHCARE ACQUISITION CORP.


                                               /s/ John H. Abeles
                                               --------------------------
                                               Name: John H. Abeles
                                               Title:   President




Dated: October 22, 1996




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